Exhibit 99.1

Exhibit 99.1 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Special Meeting of Shareholders , 2019, A.M. Eastern time This Proxy is Solicited On Behalf Of The Board Of Directors Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. PROXY Please mark your votes like this 1. Adopt the Agreement and Plan of Merger, dated as of May 2, 2019 (as may be amended from time to time, the “merger agreement”), by and among Misonix, Solsys Medical, LLC (“Solsys”), New Misonix, Inc., Motor Reincorp. Sub One, Inc., Surge Sub Two, LLC, and the representative for the equityholders of Solsys named therein (the “Misonix Merger Proposal”). FOR AGAINST ABSTAIN (3.C) authorize an amendment of the New Misonix Bylaws by holders of a majority of the outstanding shares, provided that a vote of the holders of two-thirds of the outstanding shares would be required to amend the New Misonix Bylaws if the amendment was not approved by a majority of the New Misonix board; FOR AGAINST ABSTAIN 2. Approve, for purposes of complying with applicable provisions of Nasdaq Stock Market LLC listing rules 5635, the issuance of shares of common stock of New Misonix, Inc. in connection with the transactions contemplated by the merger agreement (the “Misonix Share Issuance Proposal”). FOR AGAINST ABSTAIN (3.D) prohibit shareholders from calling special meetings; and FOR AGAINST ABSTAIN 3. Approve the Amended and Restated Certificate of Incorporation of New Misonix, Inc. (“New Misonix”) to: FOR AGAINST ABSTAIN (3.E) mandate that the Court of Chancery of the State of Delaware shall be the exclusive forum for various actions that may be brought against New Misonix, its officers, or directors. FOR AGAINST ABSTAIN (3.A) divide the board of directors of New Misonix into three classes with staggered three-year terms and, in connection therewith, provide that directors of New Misonix can only be removed by shareholders of New Misonix for cause upon the vote of holders of two-thirds of outstanding shares; FOR AGAINST ABSTAIN 4. Approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve the Misonix Merger Proposal or the Misonix Share Issuance Proposal have not been obtained. FOR AGAINST ABSTAIN (3.B) provide that shareholder actions must be taken at a meeting and not by written consent; FOR AGAINST ABSTAIN CONTROL NUMBER Signature___________________________________ Signature, if held jointly______________________________________ Date_____________, 2019. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders The Special Meeting Proxy Statement is available at: http://www.cstproxy.com/misonix/sm2019 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MISONIX, INC. The undersigned appoints Stavros G. Vizirgianakis and Thomas M. Patton, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of MISONIX, INC. held of record by the undersigned at the close of business on _____, 2019 at the Special Meeting of Stockholders of MISONIX, INC. to be held on _____, 2019, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)